Exhibit 10.72

COPYRIGHT SECURITY AGREEMENT

THIS COPYRIGHT SECURITY AGREEMENT (this “Agreement”) is made as of April 23, 2003, by and among, FAO, Inc. (“FAO”), a Delaware corporation, successor by merger to The Right Start, Inc., a California corporation; FAO Schwarz, Inc. (“Schwarz”), a Delaware corporation, formerly known as Toy Soldier, Inc., a Delaware corporation; ZB Company, Inc. (“ZB”), a Delaware corporation, successor in interest to Zany Brainy, Inc., a Pennsylvania corporation; The Right Start, Inc. (“Right Start”), a Delaware corporation; and Targoff-RS, LLC (“Targoff”), a New York limited liability company (FAO, Schwarz, ZB, Right Start, and Targoff being referred to collectively herein as the “Borrowers” and each, individually, as a “Borrower”), and Fleet Retail Finance Inc., in its capacity as administrative and collateral agent (in such capacity, together with its successors and assigns, the “Agent”), for the benefit of the various financial institutions who are from time to time Lenders under the Credit Agreement described below (collectively, the Agent and the Lenders are referred to as the “Secured Parties”).

RECITALS

A.  Borrowers have executed and delivered to the Secured Parties a certain Loan and Security Agreement of even date herewith, as the same may be amended, renewed, restated, replaced, extended, supplemented or otherwise modified from time to time (the “Credit Agreement”) by and between the Secured Parties and the Borrowers.

B.  Borrowers have agreed to enter into this Agreement in furtherance of the rights granted to the Secured Parties under the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, each Borrower hereby agrees as follows:

1.             Security Interest.  Each Borrower hereby grants to the Secured Parties a continuing security interest in, and a collateral assignment and pledge of, all copyrights now or hereafter owned by such Borrower, whether registered or unregistered, including, but not limited to, those copyrights of such Borrower listed on Schedule A attached hereto and made a part hereof (collectively, the “Copyrights”), together with the goodwill of the business associated with and symbolized by such Copyrights (collectively, the “Collateral”), as security for the Obligations (as defined in the Credit Agreement).  Each Borrower hereby requests that the U.S. Copyright Office record this Agreement with respect to the Copyrights.

2.             Representations and Warranties.  Each Borrower represents and warrants that:

2.1.          Schedule A sets forth as of the date hereof all United States copyright registrations and applications owned by such Borrower.

2.2.          As of the date hereof, the Collateral set forth on Schedule A is subsisting and has not been adjudged invalid or unenforceable.

2.3.          As of the date hereof, no claim has been made that the use of any of the Collateral violates the rights of any third person and such Borrower is not aware of any basis for any such claim to be asserted.

2.4.          Each Borrower is the sole and exclusive owner of the entire right, title and interest in and to the Collateral, free and clear of any lien, security interest or other encumbrances, including without limitation, pledges, assignments, licenses, registered user agreements and covenants by such Borrower not to sue third persons (other than the security interest granted hereby, any Permitted Liens and any of the foregoing entered into in the ordinary course of business).

2.5.          Each Borrower has the full power and authority to enter into this Agreement and perform its terms.

2.6.          Each Borrower has used proper statutory notice in connection with its use of the Collateral to the extent commercially practicable and customary within the relevant industry.

3.             Covenants.  Each Borrower covenants and agrees as follows:

3.1.          Each Borrower will keep the Collateral free from any lien, security interest or encumbrance (except those in favor of the Secured Parties and Permitted Liens) and will defend the Collateral and the title thereto against all claims and demands of all other persons at any time claiming the same or any interest therein.

3.2.          No Borrower shall abandon any Collateral except such Collateral which could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of such Borrower.

3.3.          Each Borrower shall maintain all rights held by such Borrower relating to the Collateral except such Collateral which the failure to maintain could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of such Borrower.

3.4.          Until all of the Obligations shall have been indefeasibly paid in full in cash and the termination of the commitments therefor, no Borrower shall enter into any agreement (including a license agreement) which conflicts with such Borrower’s obligations under this Agreement other than agreements that could not reasonably be expected to affect the value of the Collateral, without the prior written consent of the Secured Parties.

3.5.          No Borrower will sell or offer to sell or otherwise transfer the Collateral or any interest therein (other than non-exclusive licenses granted in the ordinary course of such Borrower’s business) without the prior written consent of the Secured Parties.

3.6.          If such Borrower shall purchase, register or otherwise acquire rights to any new registrable or registered copyright, the provisions of Section 1 shall automatically apply thereto and such Borrower shall give the Secured Parties prompt written notice thereof and shall promptly execute for recording with the U.S. Copyright Office a new Copyright Security Agreement in substantially the same form hereof listing each additional registered Copyright.

3.7.          Each Borrower will continue to use proper statutory notice in connection with its use of the Collateral to the extent commercially practicable and customary within the relevant industry.

3.8.          Each Borrower shall execute, or use its reasonable efforts at its reasonable expense to cause to be executed, such further documents as may be reasonably requested by the Secured Parties in order to effectuate fully the grant of security interest set forth in Section 1 hereof.

4.             Remedies.  After the occurrence and during the continuance of any Event of Default (as defined in the Credit Agreement), the Secured Parties may declare all Obligations secured hereby immediately due and payable and shall have the remedies set forth in Section 13.3 of the Credit Agreement and the remedies of a secured party under the Uniform Commercial Code.

5.             Attorney-in-Fact.  Each Borrower hereby appoints the Agent as such Borrower’s attorney-in-fact (with full power of substitution and resubstitution) with the power and authority, after the occurrence and during the continuance of any Event of Default, to execute and deliver, in the name of and on behalf of such Borrower, and to cause the recording of all such further assignments and other instruments as the Agent deems necessary or desirable in order to carry out the intent of the Credit Agreement.  Each Borrower agrees that all third parties may conclusively rely on any such further assignment or other instrument so executed, delivered and recorded by the Agent (or the Agent’s designee in accordance with the terms hereof) and on the statements made therein.

6.             Further Assurances.  Upon the written request of the Agent, and at the sole expense of the Borrowers, each Borrower will promptly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request in order to obtain the full benefits of this Agreement and of the rights and powers herein granted, including without limitation, filing of any financing statements under the Uniform Commercial Code; execution and filing of collateral assignments of general intangibles (including without limitation, the execution and filing of separate memoranda relating thereto for filing with any governmental office in the United States or abroad, including, without limitation the U.S. Copyright Office.  Each Borrower hereby appoints the Agent as each Borrower’s attorney-in-fact (with full power of substitution and resubstitution) with the power and authority, after the occurrence and during the continuance of any Event of Default (as defined in the Credit Agreement), to execute and deliver, in the name and on behalf of each Borrower, and to cause the recording of all such further assignments and other instruments as the Agent may reasonably deem necessary or desirable in order to carry out the intent of the Credit Agreement and this Copyright Security Agreement.  Each Borrower agrees that all third parties may conclusively rely on any such further assignment or other instrument, so executed, delivered and recorded by the Agent (or the Agent’s designee in accordance with the terms hereof) and on the statements made therein.

7.             General.

7.1.          No course of dealing between the Borrowers and the Secured Parties, nor any failure to exercise, nor any delay in exercising on the part of the Secured Parties, any right, power or privilege hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege.  No waiver by the Secured Parties of any default shall operate as a waiver of any other default or of a similar default on a future occasion.

7.2.          All of the Secured Parties’ rights and remedies with respect to the Collateral, whether established hereby or by the Credit Agreement, or by any other agreement or by law shall be cumulative and may be exercised singularly or concurrently.  This Agreement is in addition to, and is not limited by nor in limitation of, the provisions of the Credit Agreement or any other security agreement or other agreement now or hereafter existing between the Borrowers and the Secured Parties.

7.3.          If any clause or provision of this Agreement shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

7.4.          This Agreement is subject to modification only by a writing signed by the parties, except as otherwise provided in Section 3.6 hereof.

7.5.          The benefits and obligations of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

7.6.          THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND SHALL FOR THE PURPOSES HEREOF BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF NEW YORK, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK.

8.             Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused this Copyright Security Agreement to be signed by its duly authorized officer under seal as of the day and year first written above.

FAO, INC. (successor by merger to The Right Start, Inc., a California corporation)

By:	/s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer and President

FAO SCHWARZ, INC. (formerly known as Toy Soldier, Inc., a Delaware corporation)

By:	/s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer and President

ZB COMPANY, INC. (successor in interest to Zainy Brainy, Inc., a Pennsylvania corporation)

By:	/s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer and President

THE RIGHT START, INC.

By:	/s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer and President

TARGOFF-RS, LLC

By: FAO, Inc., its sole member

By:	/s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer and President

Address for Notices to any Borrower:
FAO, Inc.
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
Attn: Raymond Springer, CFO
Fax No. 610-278-7805

FLEET RETAIL FINANCE INC., as Agent

By:	/s/ Christine M. Scott
Name: Christine M. Scott
Title: Vice President

Address for Notices to Agent or any Secured Party:
Fleet Retail Finance Inc.
40 Broad Street
Boston, MA 02109
Attn: James Dore, Managing Director
Fax No. 617-434-4312